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                                                                 EXHIBIT 99(e)


                            ANADARKO FINANCE COMPANY

                             IS OFFERING TO EXCHANGE
                                       ITS
                    6 3/4% SERIES B SENIOR NOTES DUE 2011 AND
                     7 1/2% SERIES B SENIOR NOTES DUE 2031,
                 PURSUANT TO ITS PROSPECTUS, DATED      , 2001,
                         FOR ALL ISSUED AND OUTSTANDING
                    6 3/4% SERIES A SENIOR NOTES DUE 2011 AND
               7 1/2% SERIES A SENIOR NOTES DUE 2031, RESPECTIVELY


To Our Clients:

         Enclosed for your consideration is a prospectus, dated      , 2001 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of Anadarko Finance Company ("Anadarko Finance") to exchange (i) an aggregate principal amount of up to $950,000,000 of its 6 3/4% Series B Senior Notes due 2011 (the "10-Year New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 6 3/4% Series A Senior Notes due 2011 (the "10-Year Old Notes") and (ii) an aggregate principal amount of up to $900,000,000 of its 7 1/2% Series B Senior Notes due 2031 (the "30-Year New Notes" and, together with the 10-Year New Notes, the "New Notes"), the issuance of which has been registered under the Securities Act, for a like principal amount of its issued and outstanding 7 1/2% Series A Senior Notes due 2031 (the "30-Year Old Notes" and, together with the 10-Year Old Notes, the "Old Notes"). The Old Notes were issued in offerings under Rule 144A and Regulation S of the Securities Act that were not registered under the Securities Act. The Exchange Offer is being extended to all holders of the Old Notes in order to satisfy certain obligations of Anadarko Finance contained in the Registration Rights Agreement, dated as of April 26, 2001, by and among Anadarko Finance, Anadarko Petroleum Corporation ("Anadarko") and Credit Suisse First Boston Corporation ("CSFB"), and the Registration Rights Agreement, dated as of May 23, 2001, by and among Anadarko Finance, Anadarko and CSFB. The 10-Year New Notes are substantially identical to the 10-Year Old Notes and the 30-Year New Notes are substantially identical to the 30-Year Old Notes, except that the transfer restrictions and registration rights applicable to the Old Notes do not apply to the New Notes.

         These materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON       , 2001, UNLESS THE EXCHANGE OFFER IS EXTENDED. Any
Old Notes tendered pursuant to the Exchange Offer may with withdrawn at any time before the expiration of the Exchange Offer.

         Your attention is directed to the following:

         1.   The Exchange Offer is for any and all Old Notes.

         2. The Exchange Offer is subject to certain conditions set forth in the Prospectus under the caption "The Exchange Offer-Conditions to the Exchange Offer."

         3. Any transfer taxes incident to the transfer of Old Notes from the holder to Anadarko Finance will be paid by Anadarko Finance, except as otherwise provided in Instruction 13 of the Letter of Transmittal.

         4.   The Exchange Offer expires at 5:00 P.M., New York City time, on
                            , 2001, unless the Exchange Offer is extended.

         If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.




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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER


         The undersigned acknowledge(s) receipt of your letter and the enclosed materials, referred to therein relating to the Exchange Offer made by Anadarko Finance Company with respect to its Old Notes.

         This will instruct you to tender the Old Notes held by you for the account of the undersigned, subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

         Please tender the Old Notes held by you for my account as indicated below:

              6 3/4% Senior Notes due 2011 $________________________
              (Aggregate Principal Amount of 10-Year Old Notes)

              7 1/2% Senior Notes due 2031  $________________________
              (Aggregate Principal Amount of 30-Year Old Notes)

              [ ] Please do not tender any Old Notes held by you for my account

              Dated:                , 2001
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Signature(s):
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Print Name(s) here:
                   -----------------------------------------------------------

(Print Address(es)):
                    ----------------------------------------------------------

(Area Code and Telephone Number(s)):
                                    ------------------------------------------

(Tax Identification or Social Security Number(s)):
                                                  ----------------------------

         NONE OF THE OLD NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN IN THE SPACE PROVIDED, YOUR SIGNATURE(S) HEREON SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL THE OLD NOTES HELD BY US FOR YOUR ACCOUNT.



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